Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-239116) pertaining to the 2017 Stock Incentive Plan, 2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan of Generation Bio Co. of our report dated March 18, 2021, with respect to the consolidated financial statements of Generation Bio Co. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 18, 2021